Exhibit 99.1

Oceaneering Reports Third Quarter 2018 Results

HOUSTON, October 24, 2018 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $66.0 million, or $(0.67) per share, on revenue of $519 million for the three months ended September 30, 2018. Adjusted net loss was $13.9 million, or $(0.14) per share, excluding the impact of $56.5 million of certain tax adjustments, the after-tax effects of a $9.3 million gain realized on the sale of a minority interest investment, and $3.7 million of foreign currency exchange losses.

During the prior quarter ended June 30, 2018, Oceaneering reported a net loss of $33.1 million, or $(0.34) per share, on revenue of $479 million, and an adjusted net loss of $23.0 million, or $(0.23) per share.

Adjusted operating income (loss) and margins, adjusted net income (loss) and diluted earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins and forecasted 2018 EBITDA) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, EBITDA and EBITDA Margins, 2018 EBITDA Estimates, Free Cash Flow, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2018	2017	2018	2018	2017

Revenue	$519,300	$476,120	$478,674	$1,414,387	$1,437,332
Gross Margin	47,635	54,885	29,728	96,191	153,311
Income (Loss) from Operations	(1,552)	10,531	(19,637)	(48,338)	19,771
Net Income (Loss)	(65,979)	(1,768)	(33,076)	(148,188)	(7,170)

Diluted Earnings (Loss) Per Share	$(0.67)	$(0.02)	$(0.34)	$(1.50)	$(0.07)

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our consolidated third quarter 2018 operating results met our expectations. However, from a segment perspective, these results were not achieved in the manner we initially anticipated.

"Compared to our adjusted second quarter 2018 results, operating results for the third quarter 2018 improved by $10.4 million, mainly due to favorable profit contributions from Subsea Projects and Subsea Products, and lower Unallocated expenses, partially offset by lower profitability in our Remotely Operated Vehicle (ROV) segment.

"We are pleased that each of our operating segments was profitable and on a consolidated basis we generated adjusted EBITDA of $47.2 million. Our cash position increased to $367 million as of September 30, 2018.

"Operationally, for the third quarter 2018, ROV days on hire increased 4% as our fleet utilization improved to 56% from 54% in the second quarter. Average ROV revenue per day on hire was lower, as expected, and declined 6% sequentially, as we experienced a geographic shift in activity to lower day rate operating areas, notably Europe and Brazil. Operating income declined more than expected due to operational inefficiencies associated with the reactivation of equipment and crews. Consequently, ROV EBITDA margin declined to 27%, from the approximately 30% that was expected.

"Our fleet use mix during the quarter was 59% in drill support and 41% in vessel-based activity, compared to 62% and 38% for the prior quarter. At the end of September, we had ROVs on 91, or 61%, of the 150 floating rigs under contract. At the end of June 30, 2018, we had ROVs on 92, or 60%, of the 154 floating rigs. At the end of September 2018, our fleet size remained at 279 vehicles.

"Subsea Product's operating income during the third quarter 2018 was better than expected, on a 13% increase in quarterly revenues. The improved operating results were due to increased throughput in our manufactured products businesses. Our Subsea Products backlog at September 30, 2018 was $333 million, compared to our June 30, 2018 backlog of $245 million. The backlog improvement was largely attributable to an increase in order intake for our service and rental business offerings. Our book-to-bill ratio year-to-date was 1.2 and the past twelve months has been 1.1.

"Sequentially, Subsea Projects achieved a return to profitability, as expected, and generated $6.1 million of operating income during the third quarter 2018, on a 35% increase in quarterly revenues. These results were mainly driven by higher levels of seasonal utilization and pricing in the U.S. Gulf of Mexico deepwater vessel and diving services, and an increase in survey services. Ecosse results were lower than projected due to equipment modifications and field trials that delayed execution. Asset Integrity operating income was down, due to delays in anticipated project awards by customers.

"For our non-energy segment, Advanced Technologies, third quarter 2018 operating income was slightly better than expected, due to increased project throughput in our commercial theme park unit. Unallocated Expenses for the third quarter 2018 were lower than the second quarter 2018 as performance-based compensation expenses were reduced based on our expected level of results relative to the respective plan targets.

"Our third quarter 2018 tax provision of $61.1 million included $56.5 million of discrete tax items.  The largest discrete item of $39.1 million related to valuation allowances recorded for certain tax benefits recognized in prior years that may not be realizable in certain foreign jurisdictions.  Other discrete items included: $7.9 million to reflect recently issued proposed regulations relating to the U.S. tax reform legislation adopted in December 2017; $3.6 million related to uncertain tax positions; and $5.9 million associated with various other issues. We expect the above tax provision for discrete items will have minimal cash tax implications for the foreseeable future. During the nine months ended September 30, 2018, our cash taxes paid totaled $25.8 million as compared to the $30.0 million paid during the same period of 2017.

"Looking forward, we believe our fourth quarter 2018 results will be lower than our adjusted third quarter results due to the onset of seasonality leading to reduced levels of offshore energy activity. Sequentially, we expect lower operating income from each of our energy segments, with most of the decline expected to be in Subsea Products and Subsea Projects segments. Additionally, in our Subsea Products segment we are expecting an unfavorable impact at our manufacturing facility in Panama City, Florida due to damage caused by Hurricane Michael in mid-October 2018. For our non-energy segment, Advanced Technologies, we are projecting a quarterly improvement in operating income. Unallocated Expenses are expected to be in the upper-$20 million range.

"For the full year of 2018, we currently expect our adjusted EBITDA to be in the lower half of the guidance range of $140 million to $160 million. And, we continue to expect each of our operating segments will contribute positive EBITDA.

"We are encouraged that the long-term fundamentals for the offshore energy industry have stabilized and we believe we are now in the early stages of a recovery in activity in general, and in our businesses. We expect a recovery will take time, and only after a sustained higher level of activity can prices for our services and products be increased enough to generate satisfactory returns.

"Accordingly, looking into 2019, we are projecting increased activity levels in each of our segments, likely led by revenue gains in our Subsea Products manufacturing business unit. However, the pace of recovery is still difficult to determine, and at this time we are not prepared to offer more detailed guidance on 2019."

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: overall view of the markets; backlog; expectation that the tax provision for discrete items will have minimal cash tax implications for the foreseeable future; outlook and EBITDA guidance for the fourth quarter and full year of 2018; expected fourth quarter Unallocated Expenses; expected contributions of its segments to fourth quarter and 2018 operating results; outlook for the full year of 2018; anticipated adjusted EBITDA and EBITDA contributions from each of its segments; statements about long-term industry fundamentals and recovery; statement about a sustained higher level of activity being required before prices for our services and products can be increased enough to generate satisfactory returns; and outlook for 2019 and expectations for increased activity levels in each of its segments. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; future global economic conditions; the loss of major contracts or alliances; future performance under our customer contracts; and the effects of competition. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2018	Dec 31, 2017
				(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $367,150 and $430,316)				$1,189,836	$1,187,402
Net Property and Equipment				993,514	1,064,204
Other Assets				740,349	772,344
TOTAL ASSETS				$2,923,699	$3,023,950

LIABILITIES AND EQUITY
Current Liabilities				$476,314	$435,797
Long-term Debt				782,190	792,312
Other Long-term Liabilities				163,722	131,323
Equity				1,501,473	1,664,518
TOTAL LIABILITIES AND EQUITY				$2,923,699	$3,023,950

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2018	Sep 30, 2017
	(in thousands, except per share amounts)

Revenue	$519,300	$476,120	$478,674	$1,414,387	$1,437,332
Cost of services and products	471,665	421,235	448,946	1,318,196	1,284,021
Gross Margin	47,635	54,885	29,728	96,191	153,311
Selling, general and administrative expense	49,187	44,354	49,365	144,529	133,540
Income (loss) from Operations	(1,552)	10,531	(19,637)	(48,338)	19,771
Interest income	2,645	1,997	2,950	8,187	5,379
Interest expense	(9,885)	(8,650)	(8,802)	(28,058)	(22,517)
Equity losses of unconsolidated affiliates	(1,684)	(424)	(737)	(3,264)	(1,798)
Other income (expense), net	5,632	(1,287)	(3,556)	(6,398)	(3,901)
Income (loss) before Income Taxes	(4,844)	2,167	(29,782)	(77,871)	(3,066)
Provision (benefit) for income taxes	61,135	3,935	3,294	70,317	4,104
Net Income (Loss)	$(65,979)	$(1,768)	$(33,076)	$(148,188)	$(7,170)

Weighted average diluted shares outstanding	98,533	98,270	98,531	98,483	98,224
Diluted Earnings (Loss) per Share	$(0.67)	$(0.02)	$(0.34)	$(1.50)	$(0.07)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended			For the Nine Months Ended
		Sep 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2018	Sep 30, 2017
		($ in thousands)

Remotely Operated Vehicles	Revenue	$105,045	$104,617	$107,426	$298,065	$302,071
	Gross Margin	$8,757	$12,102	$12,176	$25,888	$41,783
Operating Income		$772	$5,009	$4,542	$2,916	$21,310
Operating Income %		1%	5%	4%	1%	7%
	Days available	25,668	25,695	25,386	76,192	76,214
	Days utilized	14,249	12,742	13,654	38,937	36,497
	Utilization	56%	50%	54%	51%	48%

Subsea Products	Revenue	$137,099	$143,583	$121,704	$385,491	$469,115
	Gross Margin	$18,748	$24,949	$16,075	$49,828	$72,702
Operating Income		$5,367	$12,383	$2,295	$9,417	$34,418
Operating Income %		4%	9%	2%	2%	7%
Backlog at end of period		$333,000	$284,000	$245,000	$333,000	$284,000

Subsea Projects	Revenue	$104,972	$80,116	$78,036	$239,868	$218,617
	Gross Margin	$10,829	$10,187	$(5,145)	$6,801	$20,673
Operating Income (Loss)		$6,088	$6,512	$(10,358)	$(6,629)	$9,699
Operating Income (Loss) %		6%	8%	(13)%	(3)%	4%

Asset Integrity	Revenue	$62,346	$61,098	$67,422	$191,056	$171,948
	Gross Margin	$9,430	$9,754	$9,461	$26,909	$28,139
Operating Income		$2,275	$3,050	$3,357	$7,311	$9,072
Operating Income %		4%	5%	5%	4%	5%

Advanced Technologies	Revenue	$109,838	$86,706	$104,086	$299,907	$275,581
	Gross Margin	$14,824	$11,833	$13,999	$36,645	$36,038
Operating Income		$8,960	$6,602	$7,886	$18,514	$19,260
Operating Income %		8%	8%	8%	6%	7%

Unallocated Expenses
Gross Margin		$(14,953)	$(13,940)	$(16,838)	$(49,880)	$(46,024)
Operating Expense		$(25,014)	$(23,025)	$(27,359)	$(79,867)	$(73,988)

TOTAL	Revenue	$519,300	$476,120	$478,674	$1,414,387	$1,437,332
	Gross Margin	$47,635	$54,885	$29,728	$96,191	$153,311
Operating Income (Loss)		$(1,552)	$10,531	$(19,637)	$(48,338)	$19,771
Operating Income (Loss) %		—%	2%	(4)%	(3)%	1%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2018	Sep 30, 2017
	(in thousands)

Capital expenditures, including acquisitions	$30,389	$29,878	$27,798	$152,317	$71,178

Depreciation and Amortization:
Energy Services and Products
Remotely Operated Vehicles	$27,428	$28,269	$28,269	$83,339	$86,534
Subsea Products	12,349	13,340	14,914	41,288	39,124
Subsea Projects	7,464	7,881	13,053	28,830	23,742
Asset Integrity	1,635	2,139	1,836	5,319	5,379
Total Energy Services and Products	48,876	51,629	58,072	158,776	154,779
Advanced Technologies	792	796	737	2,295	2,377
Unallocated Expenses	1,035	1,088	1,034	3,603	3,324
Total Depreciation and Amortization	$50,703	$53,513	$59,843	$164,674	$160,480

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review, because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these as measures of operational performance. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margin, 2018 Adjusted EBITDA Estimates and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margin, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margin as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margin and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margin and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share

	For the Three Months Ended
	Sep 30, 2018		Sep 30, 2017		Jun 30, 2018
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(65,979)	$(0.67)	$(1,768)	$(0.02)	$(33,076)	$(0.34)
Pre-tax adjustments for the effects of:
Charge related to prior year non-income related taxes	—		1,500		—
Property & equipment write-offs	—		—		4,233
Intangible asset write-offs	—		—		3,458
Gain on sale of investment	(9,293)		—		—
Foreign currency losses	3,745		1,273		3,418
Total pre-tax adjustments	(5,548)		2,773		11,109

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	1,165		(971)		(2,173)
Discrete tax adjustments:
Uncertain tax positions	3,571		1,419		1,358
Tax reform	7,932		—		—
Valuation allowances	39,136		—		—
Other	5,853		994		(178)
Total discrete tax adjustments	56,492		2,413		1,180
Difference in tax provision on income before taxes in accordance with GAAP (1)	—		763		—

Total of adjustments	52,109		4,978		10,116
Adjusted Net Income (Loss) and Adjusted Diluted EPS	$(13,870)	$(0.14)	$3,210	$0.03	$(22,960)	$(0.23)

Weighted average diluted shares outstanding utilized for Adjusted Diluted EPS		98,533		98,797		98,531

			For the Nine Months Ended
			Sep 30, 2018		Sep 30, 2017
			Net Income	Diluted EPS	Net Income	Diluted EPS
			(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP			$(148,188)	$(1.50)	$(7,170)	$(0.07)
Pre-tax adjustments for the effects of:
Charge related to prior year non-income related taxes			—		1,500
Property & equipment write-offs			4,233		—
Intangible asset write-offs			3,458		—
Gain on sale of investment			(9,293)		—
Foreign currency losses			15,478		3,406
Total pre-tax adjustments			13,876		4,906

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods			(2,754)		(1,718)

Discrete tax adjustments:
Share-based compensation			1,820		2,900
Uncertain tax positions			4,833		195
Tax reform			7,932		—
Valuation allowances			39,136		—
Other			6,351		1,424
Total discrete tax adjustments			60,072		4,519
Difference in tax provision on income before taxes in accordance with GAAP (1)			—		658
Total of adjustments			71,194		8,365
Adjusted Net Income (Loss) and Adjusted Diluted EPS			$(76,994)	$(0.78)	$1,195	$0.01

Weighted average diluted shares outstanding utilized for Adjusted Diluted EPS				98,483		98,735

Notes:
(1)
For consistency in presentation, the difference in tax provision on income before taxes is computed using the U.S. statutory rate of 35% for 2017, in determining Adjusted Net Income (Loss) for the respective periods. This is not calculated for the three months and nine months ended September 30, 2018, and three months ended June 30, 2018 due to changes in U.S. tax law.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2018	Sep 30, 2017
	($ in thousands)

Net Income (Loss)	$(65,979)	$(1,768)	$(33,076)	$(148,188)	$(7,170)
Depreciation and Amortization	50,703	53,513	59,843	164,674	160,480
Subtotal	(15,276)	51,745	26,767	16,486	153,310
Interest Expense, net of Interest Income	7,240	6,653	5,852	19,871	17,138
Amortization included in Interest Expense	(332)	(283)	(333)	(1,439)	(849)
Provision (Benefit) for Income Taxes	61,135	3,935	3,294	70,317	4,104
EBITDA	$52,767	$62,050	$35,580	$105,235	$173,703

Revenue	$519,300	$476,120	$478,674	$1,414,387	$1,437,332

EBITDA Margin %	10%	13%	7%	7%	12%

2018 Adjusted EBITDA Estimates

	Low	High
	(in thousands)
Loss before income taxes, as adjusted	$(95,000)	(75,000)
Depreciation and amortization, as adjusted	208,000	208,000
Subtotal	113,000	133,000
Interest expense, net of interest income	27,000	27,000
Adjusted EBITDA	$140,000	$160,000

Free Cash Flow

	For the Nine Months Ended
	Sep 30, 2018	Sep 30, 2017
	(in thousands)
Net Loss	$(148,188)	$(7,170)
Depreciation and amortization	164,674	160,480
Other increases (decreases) in cash from operating activities	19,170	(9,296)
Cash flow provided by operating activities	35,656	144,014
Purchases of property and equipment	(83,919)	(59,900)
Free Cash Flow	$(48,263)	$84,114

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)

Adjusted operating income (loss)	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)

Revenue	$105,045	$137,099	$104,972	$62,346	$109,838		$519,300
Operating income (loss) % as reported in accordance with GAAP	1%	4%	6%	4%	8%		—%
Operating income (loss) % using adjusted amounts	1%	4%	6%	4%	8%		—%

	For the Three Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$5,009	$12,383	$6,512	$3,050	$6,602	$(23,025)	$10,531
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Total of adjustments	1,275	225	—	—	—	—	1,500
Adjusted operating income (loss)	$6,284	$12,608	$6,512	$3,050	$6,602	$(23,025)	$12,031

Revenue	$104,617	$143,583	$80,116	$61,098	$86,706		$476,120
Operating income % as reported in accordance with GAAP	5%	9%	8%	5%	8%		2%
Operating income % using adjusted amounts	6%	9%	8%	5%	8%		3%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended June 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$4,542	$2,295	$(10,358)	$3,357	$7,886	$(27,359)	$(19,637)
Adjustments for the effects of:
Property & equipment write-offs	617	1,531	2,085	—	—	—	4,233
Intangible asset write-offs	—	—	3,458	—	—	—	3,458
Total of adjustments	617	1,531	5,543	—	—	—	7,691
Adjusted operating income (loss)	$5,159	$3,826	$(4,815)	$3,357	$7,886	$(27,359)	$(11,946)

Revenue	$107,426	$121,704	$78,036	$67,422	$104,086		$478,674
Operating income (loss) % as reported in accordance with GAAP	4%	2%	(13)%	5%	8%		(4)%
Operating income (loss) % using adjusted amounts	5%	3%	(6)%	5%	8%		(2)%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Nine Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$2,916	$9,417	$(6,629)	$7,311	$18,514	$(79,867)	$(48,338)
Adjustments for the effects of:
Property & equipment write-offs	617	1,531	2,085	—	—	—	4,233
Intangible asset write-offs	—	—	3,458	—	—	—	3,458
Total of adjustments	617	1,531	5,543	—	—	—	7,691
Adjusted operating income (loss)	$3,533	$10,948	$(1,086)	$7,311	$18,514	$(79,867)	$(40,647)

Revenue	$298,065	$385,491	$239,868	$191,056	$299,907		$1,414,387
Operating income (loss) % as reported in accordance with GAAP	1%	2%	(3)%	4%	6%		(3)%
Operating income (loss)% using adjusted amounts	1%	3%	—%	4%	6%		(3)%

	For the Nine Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$21,310	$34,418	$9,699	$9,072	$19,260	$(73,988)	$19,771
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Total of adjustments	1,275	225	—	—	—	—	1,500
Adjusted operating income (loss)	$22,585	$34,643	$9,699	$9,072	$19,260	$(73,988)	$21,271

Revenue	$302,071	$469,115	$218,617	$171,948	$275,581		$1,437,332
Operating income % as reported in accordance with GAAP	7%	7%	4%	5%	7%		1%
Operating income % using adjusted amounts	7%	7%	4%	5%	7%		1%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$772	$5,367	$6,088	$2,275	$8,960	$(25,014)	$(1,552)
Adjustments for the effects of:
Depreciation and amortization	27,428	12,349	7,464	1,635	792	1,035	50,703
Other pre-tax	—	—	—	—	—	3,616	3,616
EBITDA	28,200	17,716	13,552	3,910	9,752	(20,363)	52,767
Adjustments for the effects of:
Gain on sale of investment	—	—	—	—	—	(9,293)	(9,293)
Foreign currency losses	—	—	—	—	—	3,745	3,745
Total of adjustments	—	—	—	—	—	(5,548)	(5,548)
Adjusted EBITDA	$28,200	$17,716	$13,552	$3,910	$9,752	$(25,911)	$47,219

Revenue	$105,045	$137,099	$104,972	$62,346	$109,838		$519,300
Operating income % as reported in accordance with GAAP	1%	4%	6%	4%	8%		—%
EBITDA Margin	27%	13%	13%	6%	9%		10%
Adjusted EBITDA Margin	27%	13%	13%	6%	9%		9%

	For the Three Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$5,009	$12,383	$6,512	$3,050	$6,602	$(23,025)	$10,531
Adjustments for the effects of:
Depreciation and amortization	28,269	13,340	7,881	2,139	796	1,088	53,513
Other pre-tax	—	—	—	—	—	(1,994)	(1,994)
EBITDA	33,278	25,723	14,393	5,189	7,398	(23,931)	62,050
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Foreign currency losses	—	—	—	—	—	1,273	1,273
Total of adjustments	1,275	225	—	—	—	1,273	2,773
Adjusted EBITDA	$34,553	$25,948	$14,393	$5,189	$7,398	$(22,658)	$64,823

Revenue	$104,617	$143,583	$80,116	$61,098	$86,706		$476,120
Operating income % as reported in accordance with GAAP	5%	9%	8%	5%	8%		2%
EBITDA Margin	32%	18%	18%	8%	9%		13%
Adjusted EBITDA Margin	33%	18%	18%	8%	9%		14%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$4,542	$2,295	$(10,358)	$3,357	$7,886	$(27,359)	$(19,637)
Adjustments for the effects of:
Depreciation and amortization	28,269	14,914	13,053	1,836	737	1,034	59,843
Other pre-tax	—	—	—	—	—	(4,626)	(4,626)
EBITDA	32,811	17,209	2,695	5,193	8,623	(30,951)	35,580
Adjustments for the effects of:
Foreign currency losses	—	—	—	—	—	3,418	3,418
	—	—	—	—	—	3,418	3,418
Adjusted EBITDA	$32,811	$17,209	$2,695	$5,193	$8,623	$(27,533)	$38,998

Revenue	$107,426	$121,704	$78,036	$67,422	$104,086		$478,674
Operating income (loss) % as reported in accordance with GAAP	4%	2%	(13)%	5%	8%		(4)%
EBITDA Margin	31%	14%	3%	8%	8%		7%
Adjusted EBITDA Margin	31%	14%	3%	8%	8%		8%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2018
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$2,916	$9,417	$(6,629)	$7,311	$18,514	$(79,867)	$(48,338)
Adjustments for the effects of:
Depreciation and amortization	83,339	41,288	28,830	5,319	2,295	3,603	164,674
Other pre-tax	—	—	—	—	—	(11,101)	(11,101)
EBITDA	86,255	50,705	22,201	12,630	20,809	(87,365)	105,235
Adjustments for the effects of:
Gain on sale of investment	—	—	—	—	—	(9,293)	(9,293)
Foreign currency losses	—	—	—	—	—	15,478	15,478
Total of adjustments	—	—	—	—	—	6,185	6,185
Adjusted EBITDA	$86,255	$50,705	$22,201	$12,630	$20,809	$(81,180)	$111,420

Revenue	$298,065	$385,491	$239,868	$191,056	$299,907		$1,414,387
Operating income (loss) % as reported in accordance with GAAP	1%	2%	(3)%	4%	6%		(3)%
EBITDA Margin	29%	13%	9%	7%	7%		7%
Adjusted EBITDA Margin	29%	13%	9%	7%	7%		8%

	For the Nine Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$21,310	$34,418	$9,699	$9,072	$19,260	$(73,988)	$19,771
Adjustments for the effects of:
Depreciation and amortization	86,534	39,124	23,742	5,379	2,377	3,324	160,480
Other pre-tax	—	—	—	—	—	(6,548)	(6,548)
EBITDA	107,844	73,542	33,441	14,451	21,637	(77,212)	173,703
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Foreign currency losses	—	—	—	—	—	3,406	3,406
Total of adjustments	1,275	225	—	—	—	3,406	4,906
Adjusted EBITDA	$109,119	$73,767	$33,441	$14,451	$21,637	$(73,806)	$178,609

Revenue	$302,071	$469,115	$218,617	$171,948	$275,581		$1,437,332
Operating income % as reported in accordance with GAAP	7%	7%	4%	5%	7%		1%
EBITDA Margin	36%	16%	15%	8%	8%		12%
Adjusted EBITDA Margin	36%	16%	15%	8%	8%		12%